UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2008

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

On March 11, 2008, Biotest AG announced that the Investigational New Drug (IND) application for BT-062 has been submitted to the US Food and Drug Administration (FDA) and that Biotest expects to begin clinical testing of this TAP compound in the first six months of 2008.  BT-062 is an anticancer compound in development by Biotest that comprises ImmunoGen’s cell-killing agent, DM4, linked to a Biotest antibody that binds to a target expressed on multiple myeloma and certain other types of cancers.

Biotest also disclosed that the FDA has granted orphan drug designation to BT-062. This designation can be conferred upon a promising therapeutic for the treatment of a rare but serious condition, and allows the compound to have market exclusivity without competition from generic equivalents  in the US for a period of up to seven years after marketing approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: March 12, 2008	/s/ Daniel M. Junius
Daniel M. Junius
Executive Vice President and Chief Financial Officer